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                                                                      Exhibit 50

                                  May 20, 1999



Rental Service Corporation
6929 East Greenway Parkway, Suite 200
Scottsdale, Arizona  85254

Gentlemen:

     Reference is made herein to that certain letter agreement dated January 12, 1999 between NationsRent, Inc. ("NationsRent") and Rental Service Corporation ("RSC" and, together with NationsRent, the "Parties" and each a "Party"). This letter amendment (this "Amendment") serves to amend and supplement the terms of the above-referenced letter agreement (as so amended, the "Confidentiality Agreement") as set forth herein. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Confidentiality Agreement. In consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the Parties hereby agree as follows:

     1. As of the close of business on May 20, 1999 (the "Effective Time"), each of the Parties shall be deemed to provide a demand to the other, pursuant to the Confidentiality Agreement, for return of Evaluation Material (as defined in the Confidentiality Agreement), which term is acknowledged by the Parties to include all of the information described in the first paragraph of the Confidentiality Agreement which is or has been exchanged for any purpose, not solely with respect to the consideration of a possible transaction, it has provided and the other Party agrees, within ten (10) business days, to fully comply with such request, provided, however, that (i) notwithstanding the terms of the Confidentiality Agreement, extracts and compilations may be destroyed rather than returned, provided a written certification of the chief financial officer of the recipient Party shall be provided as to such destruction to the providing Party, (ii) the chief financial officer of the Party which received the Evaluation Material shall on or before such tenth business day certify, in writing, compliance in full with the demand under the Confidentiality Agreement effected hereby, to the Party which provided the Evaluation Material, and (iii) compliance with the demand under the Confidentiality Agreement effected hereby may be suspended for any materials which, in the opinion of the receiving party's outside counsel, may not be returned or destroyed due to pending litigation, but in such circumstances such material shall be removed from the receiving party's premises and escrowed solely in the office of such counsel during such suspended period of compliance hereunder.

     2. Subject to its obligations under applicable law, including under the federal securities laws, each Party agrees that it will not, and will use its best efforts to cause its respective directors, officers, representatives, advisors (including but not limited to financial

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advisors), attorneys, employees, agents, parents, subsidiaries, affiliated persons and entities, predecessors, successors and assigns and heirs, executors and administrators and all persons acting in concert with any such party (the "Related Parties") not to, make or publish any statement (orally or in writing), or instigate, assist or participate in the publication of any statement, which would or could libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) the other Party or its business or operations, any of the other Party's corporate predecessors, subsidiaries or affiliates or their respective businesses or operations, or any other Related Party of such Party, in their capacity as such. In the event that either Party or its respective Related Parties is compelled by its obligations under applicable law to make a statement or take an action that is or may be deemed to be otherwise prohibited by the preceding sentence, the Party so compelled shall, to the extent legally permissible, provide the other Party, in advance of such action or statement, with notice of the intended action or statement and consult with the other Party in good faith. Notwithstanding the foregoing, any statement made or action taken in reliance on the exception for obligations under applicable law in this paragraph 2, which statement is or subsequently becomes public, shall excuse the other party from future performance of the covenant under this paragraph 2 after such publication.

     3. In light of its receipt of material non-public information concerning RSC prior to the Effective Time, NationsRent agrees that, for a period of nine
(9) months from the date of this Amendment (notwithstanding any earlier termination of the Confidentiality Agreement and for such purposes, this paragraph 3 shall be deemed to survive any such termination), unless specifically invited in writing by RSC, neither NationsRent nor any of its affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or representatives will in any manner, directly or indirectly, (1) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person (including, without limitation, any holder of securities or other interests in RSC to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any interest (including, without limitation, any beneficial interest) in any securities, indebtedness, businesses or assets of RSC, (ii) any tender or exchange offer, merger or other business combination involving RSC, (iii) any recapitalization, restructuring, reorganization, liquidation, dissolution or other extraordinary transaction with respect to RSC, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of RSC, (2) form, join or in any way participate in a "group" (as defined under the Exchange Act) in connection with any of the actions set forth in clause (1) above, (3) otherwise act, alone or in concert with others (including, without limitation, any holder of securities or other interests in RSC), to seek representation on or to control or influence the management, board of directors or policies of RSC or to take any of the actions described in clause (1) above, (4) take any action which might force RSC to make a public announcement regarding any of the types of matters set forth in (1) above, or (5) enter into any discussions or arrangements with any third party (including, without limitation, any holder of securities or other interests in RSC) with respect to any of the foregoing. NationsRent also agrees during such period not to request RSC (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). The limitations, restrictions and covenants of this paragraph 3 shall not have an effect on actions taken from and after such time (but after the date of this Amendment)

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as RSC (a) provides material non-public information regarding RSC to any person for the purpose of evaluating or making an Acquisition Proposal (as defined in the Agreement and Plan of Merger, dated as of January 20, 1999, between RSC and NationsRent) concerning RSC or (b) enters into a definitive agreement giving effect to an Acquisition Proposal, notice of which agreement or disclosure shall be provided to NationsRent promptly by RSC.

     4. Any other term or provision of this Confidentiality Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions thereof or affect the validity or enforceability of any of the terms or provisions thereof in any other jurisdiction, and if any provision of the Confidentiality Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable; provided that, notwithstanding the foregoing provisions of this paragraph 4, if any reformation of the Confidentiality Agreement to cure any failure of validity or enforceability in accordance with such provisions would so frustrate the intent and purposes of the Parties such that a Party would not have entered into the Confidentiality Agreement as so reformed, the severability provisions of this paragraph 4 shall not be applied to cure any such failure.


                            [Signature page follows]

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     If the foregoing correctly sets forth the understanding between the
Parties, please acknowledge receipt of this Amendment and confirm your acceptance of and agreement to the terms set forth herein by executing where provided below and returning a copy of this Amendment. Your acceptance of the terms and conditions of this Amendment shall constitute a binding agreement between the Parties. Notwithstanding anything herein to the contrary, no provision of the Confidentiality Agreement shall be amended, modified or supplemented except as expressly set forth herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                              Very truly yours,

                              NATIONSRENT, INC.


                              By:  /s/  James L. Kirk
                                   ------------------
                              Name:     James L. Kirk
                              Title:    Chief Executive Officer



AGREED TO AND ACCEPTED this
20th day of May, 1999:

RENTAL SERVICE CORPORATION


By:    /s/  Robert M. Wilson
       -----------------------
Name:       Robert M. Wilson
Title:      Executive Vice President, Chief Financial
            Officer, Secretary and Treasurer